UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  MAY 27, 2004

                         COMMISSION FILE NO.: 000-50298

                     INTEGRATED SECURITY TECHNOLOGIES, INC.
                     --------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEVADA                                    98-0376008
------------------------------           ------------------------------
(STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NO.)
         INCORPORATION


          1500 885 WEST GEORGIA STREET, VANCOUVER, B.C., CANADAV6C 3E8
          ------------------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


                                  (778)322-7165
                                  -------------
                            (ISSUER TELEPHONE NUMBER)


                              IGUANA VENTURES, LTD
                           256 5TH AVENUE, SUITE 1034
                            NEW YORK, NEW YORK 10010
                            ------------------------
                            (FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     This report on Form 8-K/A, Amendment No. 1 is being filed to disclose the termination effective as of May 27, 2004, of various transactions that were intended to effect a reverse merger and to disclose the resignation of officers and directors in connection with the termination.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 31, 2005, Integrated Security Technologies, Inc., formerly Iguana Ventures Ltd., a Nevada corporation (the "Registrant"), Integrated Security Technologies, Inc., a New Jersey corporation ("Integrated"), original Integrated shareholders (the "Shareholders") and Worldwide Trade Resources, Inc. ("WTR") entered into an agreement effective as of May 27, 2004 terminating (the "Termination") various transactions that took place on May 27, 2004, that were intended to effect a reverse merger. On May 27, 2004, the Registrant entered into an Exchange Agreement (the "Exchange") with Integrated and the Shareholders. Pursuant to the Exchange, the Registrant acquired 1,500 shares of common stock (or 100%) of Integrated in exchange for an aggregate of 15,258,799 newly issued treasury shares of the Registrant's common stock. One of the Shareholders, entered into a stock purchase agreement (the "Stock Purchase Agreement") with Michael Young, the Registrant's former President and Chief Executive Officer, pursuant to which such Shareholder acquired 19,800,000 Shares of the Registrant's common stock for $20,000. In addition, WTR, of which the Shareholder is the beneficial owner, entered into a Conversion of Debt to Equity Agreement, dated May 27, 2004 (the "Conversion Agreement"), with the Registrant pursuant to which the Registrant was to issue 1,100,000 restricted shares of the Registrant's common stock (the "Conversion Shares") to WTR as consideration and full satisfaction of $275,000 of indebtedness that Integrated
owed to WTR (the "WTR Debt"), which Conversion Shares were never issued.    The
Exchange, the Stock Purchase Agreement and the Conversion Agreement are collectively referred to hereinafter as the "Prior Transactions." Subsequent to the Exchange, the Registrant affected a 3.3:1 forward stock split. The effects of the forward stock split have been retroactively reflected in this report unless otherwise stated. The Termination is intended to place the parties in as near to the same position as they were in before they entered into the Prior Transactions; however, the shares purchased by such Shareholder from Mr. Young pursuant to the Stock Purchase Agreement will be returned to the Registrant for cancellation and will not be returned to Mr. Young. The details of the Termination are disclosed in "Item 2.01, Completion of Acquisition or Disposition of Assets."

     Pursuant to the Termination, the Company also agreed to indemnify and hold harmless a majority of the Shareholders, Integrated and WTR against any and all direct and/or indirect damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses (including court costs), which may arise out of or relate to any matter relating directly and/or indirectly to the Termination and the past, present and future actions and/or transactions discussed and contemplated thereby including, but not limited to, (i) the Prior Transactions (except for the WTR Debt) and/or the acquisition of 100% of Integrated; (ii) SEC, NASD, governmental, quasi-governmental, self-regulatory and/or other investigations; (iii) the Termination and the actions contemplated thereby; (iv) any liability arising from a breach by the Registrant and/or any of its affiliates; and (v) any liability arising from any action or failure to act by the Registrant and/or any of its affiliates.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 2005, the Registrant, Integrated, a majority of the Shareholders and WTR terminated the Prior Transactions effective as of May 27, 2004. The Termination is intended to place the parties in as near to the same position as they were in before they entered into the Prior Transactions; however, the shares purchased by the Shareholder from Mr. Young pursuant to the Stock Purchase Agreement will be returned to the Registrant for cancellation and will not be returned to Mr. Young. Pursuant to the Termination, a majority of the Shareholders will return to the Registrant an aggregate of 33,914,388 shares of the Registrant's common stock in exchange for an aggregate of 1,387.50 shares of Integrated's common stock. Another shareholder who owned 7.5% of Integrated is not participating in the Termination, and, as a result, the Registrant will continue to own this 7.5% interest in Integrated immediately after the Termination. The parties also agreed to cancel the WTR Debt (plus all accrued but unpaid principal thereon) in its entirety as part of the Termination.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

     In June 2004, the Registrant issued an aggregate of 15,258,799 shares of common stock in a transaction that was not registered under the Securities Act of 1933 (the "Act") to the Shareholders pursuant to the Exchange. In connection with the Termination, a majority of the Shareholders are returning an aggregate of 14,114,388 shares that they received in the Exchange and will receive from the Registrant 1,387.50 shares of Integrated's common stock. In addition, one of the Shareholders is returning to the Registrant 19,800,000 shares of the Registrant's common stock that he purchased from Michael Young. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Registrant.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

     As a result of the Exchange on May 27, 2004, control of the Registrant shifted to a Shareholder who owned 33,227,743 shares (or 66.3%) of the Registrant's common stock immediately after the Exchange and prior to subsequent issuances. Pursuant to the Termination effective as of May 27, 2004, such Shareholder will return to the Registrant his shares of the Registrant's common stock and will no longer exercise control over the Registrant. Randy S. White has become the Registrant's sole Director, President, Chief Executive Officer, Secretary and Treasurer following the resignation of Murray Fleming, as set forth in "Item 5.02," below. The following table sets forth information as of June 7, 2005, with respect to the beneficial ownership of the Registrant's common stock by each person known by the Registrant to own beneficially 5% or more of its common stock:

                                       COMMON STOCK
                                   BENEFICIALLY OWNED(1)
                                   ---------------------
NAME AND ADDRESS                NUMBER              PERCENT
----------------                ------              -------
Laurie Fugman                  1,650,000              8.9%

Mark McLean                    1,485,000              8.0%

Bernard J. Perini              1,168,626              6.3%

John Choi                      1,144,411              6.2%

Trevor Salvi                   1,138,500              6.2%

Anthony Cheung                   990,000              5.4%

Jeremy Ross                      990,000              5.4%

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of June 7, 2005, there were 18,475,551 shares of common stock outstanding, which takes into account the cancellation of an aggregate of 33,914,388 shares pursuant to the Termination, which cancellation has not occurred as of the filing of this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On May 27, 2004, Michael Young resigned as a Director of the Registrant and as the Registrant's President and Chief Executive Officer and Vicki White resigned as the Registrant's Secretary, Treasurer and Chief Financial Officer. On that same day, the Registrant's Board of Directors, via unanimous signed written consent, appointed one Shareholder as a Director and as the Registrant's Chief Executive Officer, Secretary and Treasurer and the President of Integrated as a Director and as the Registrant's President. On May 31, 2005, the Registrant's Board of Directors, which consisted of the Shareholder and the President of Integrated, via unanimous signed written consent, appointed Murray Fleming and Randy S. White as Directors to fill vacancies on the board of directors. After appointing Mr. Fleming and Mr. White as Directors, the Shareholder and the President of Integrated resigned from their positions as Directors and officers of the Registrant. On that same date, Mr. Fleming was appointed as the Registrant's President, Chief Executive Officer, Secretary and Treasurer. On June 7, 2005, Mr. Fleming resigned as a Director of the Registrant and as the Registrant's President, Chief Executive Officer,
Secretary and Treasurer. On that same day, Mr. White took over as the sole Director and as the Registrant's President, Chief Executive Officer, Secretary and Treasurer.

     RANDY S. WHITE, age 37, began serving as a Director of the Registrant in May 2005 and as the Registrant's Chief Executive Officer, Secretary and Treasurer in June 2005. Mr. White is the President of Stratus Investments Group Inc. ("Stratus"), a real estate and financial investment company, and has served in that capacity since May 1996. Mr. White will continue to work for Stratus while working for the Registrant. Mr. White has attended the University of British Columbia where he took courses in business communication and the Justice Institute where he took paramedical courses. Mr. White has received specialized education in real estate finance/mortgage broker and Canadian securities.

     Mr. White has not entered into an employment agreement with the Registrant. Mr. White has not been named to any committees of the Registrant's Board of Directors, and any committees of the Registrant's Board of Directors to which Mr. White may be named have not been determined, as of the filing of this report.

ITEM 8.01     OTHER EVENTS

     On May 31, 2005, the Registrant, Integrated, a majority of the Shareholders and WTR entered into a Settlement Agreement and Mutual Release pursuant to which the Registrant, on one hand, and Integrated, such Shareholders and WTR, on the other hand, mutually released each other from liability related to disputes between them.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.     Description
-----------     -----------
2.1(1)     Exchange Agreement
2.2*       Agreement to Terminate Exchange Agreement

*    Filed herein

(1) Filed as Exhibits 2.1 to the Form 8-K filed with the Commission on June 10, 2004, and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Integrated Security Technologies, Inc.

June 16, 2005


/s/ Randy S. White
-----------------
Randy S. White
Chief Executive Officer

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